SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 25 2003
(To Prospectus dated March 24, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2003-10
                                     Issuer

                             ----------------------

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------


The Class PO Certificates

         o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated March 25, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated March 24, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $4,122,588.

         o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

         o This supplement also modifies the "Method of Distribution" section on page S-62 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-41 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated March 25, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated March 24, 2003, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                  Percentage of the Prepayment Assumption
                             --------------------------------------------------
   Class                     0%        100%        300%        400%        500%
   -----                     --        ----        ----        ----        ----

   Class PO............     0.9%       1.5%        3.1%        3.9%        4.7%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

 THE
BANK OF
 NEW
 YORK
101 Barclay Street, 8 West                          Distribution Date:  5/25/03
New York, NY 10286
Officer:        Courtney Bartholomew            212 815-3236
Associate:      Sean O'Connell                  212-815-6312
               Countrywide Home Loans

                      Mortgage Pass - Through Certificates
                        Atlernative Loan Trust 2003-4CB
                                 Series 2003-10


                                     Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Certificate                                       Pass
                                  Class                Rate                 Beginning              Through        Principal
     Class         Cusip       Description             Type                  Balance               Rate (%)      Distribution
-----------------------------------------------------------------------------------------------------------------------------------
      A1         12669D2A5        Senior            Fix-30/360             1,113,825.65            5.750000         337,286.31
      A2         12669D2B3        Senior            Fix-30/360            30,000,000.00            5.750000                  -
      A3         12669D2C1        Senior            Fix-30/360            81,903,600.00            4.250000                  -
      A4         12669D2D9        Senior            Fix-30/360             7,388,000.00            5.750000                  -
      A5         12669D2E7        Senior            Fix-30/360             2,462,000.00            5.750000                  -
      A6         12669D2F4        Senior            Var-30/360            54,602,400.00            1.670000                  -
      A7         12669D2G2       Strip IO           Var-30/360            54,602,400.00            6.330000                  -
      A8         12669D2H0        Senior            Fix-30/360            89,425,281.75            5.750000         706,062.71
      A9         12669D2J6        Senior            Fix-30/360            76,451,880.65            5.750000       3,062,978.37
      A10        12669D2K3        Senior            Fix-30/360            24,686,919.32            5.750000         307,708.98
      A11        12669D2L1        Senior            Fix-30/360            10,000,000.00            5.750000                  -
      A12        12669D2M9        Senior            Fix-30/360            37,772,000.00            5.750000                  -
      A13        12669D2N7        Senior            Fix-30/360             1,228,000.00            5.750000                  -
      A14        12669D2P2        Senior            Fix-30/360            10,000,000.00            5.750000                  -
      A15        12669D2Q0        Senior            Fix-30/360            45,000,000.00            5.500000                  -
      A16        12669D2R8        Senior            Fix-30/360             5,000,000.00            5.500000                  -
      A17        12669D2S6       Strip IO           Fix-30/360             2,173,913.04            5.750000                  -
       X         12669D7N2       Strip IO           Fix-30/360           236,556,363.20            0.282512                  -
      PO         12669D2T4       Strip PO           Fix-30/360             4,131,854.44            0.000000           9,266.65
      AR         12669D2U1        Senior            Fix-30/360                        -            5.750000                  -
-----------------------------------------------------------------------------------------------------------------------------------
       M         12669D2V9        Junior            Fix-30/360             6,732,112.75            5.750000          36,085.24
      B1         12669D2W7        Junior            Fix-30/360             2,992,050.11            5.750000          16,037.88
      B2         12669D2X5        Junior            Fix-30/360             1,745,362.57            5.750000           9,355.43
      B3         12669D3W6        Junior            Fix-30/360               997,350.04            5.750000           5,345.96
      B4         12669D3X4        Junior            Fix-30/360               748,012.53            5.750000           4,009.47
      B5         12669D3Y2        Junior            Fix-30/360               997,359.42            5.750000           5,346.00
-----------------------------------------------------------------------------------------------------------------------------------
    Totals                                                               495,378,009.23                           4,499,483.00
-----------------------------------------------------------------------------------------------------------------------------------

                            Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------
                                                            Current                         Cumulative
                 Interest            Total                 Realized         Ending           Realized
     Class     Distribution       Distribution               Losses         Balance            Losses
------------------------------------------------------------------------------------------------------
      A1          5,337.08          342,623.39                   -          776,539.34              -
      A2        143,750.00          143,750.00                   -       30,000,000.00              -
      A3        290,075.25          290,075.25                   -       81,903,600.00              -
      A4         35,400.83           35,400.83                   -        7,388,000.00              -
      A5         11,797.08           11,797.08                   -        2,462,000.00              -
      A6         75,988.34           75,988.34                   -       54,602,400.00              -
      A7        288,027.66          288,027.66                   -       54,602,400.00              -
      A8        428,496.14        1,134,558.85                   -       88,719,219.04              -
      A9        366,331.93        3,429,310.30                   -       73,388,902.28              -
      A10       118,291.49          426,000.46                   -       24,379,210.34              -
      A11        47,916.67           47,916.67                   -       10,000,000.00              -
      A12       180,990.83          180,990.83                   -       37,772,000.00              -
      A13         5,884.17            5,884.17                   -        1,228,000.00              -
      A14        47,916.67           47,916.67                   -       10,000,000.00              -
      A15       206,250.00          206,250.00                   -       45,000,000.00              -
      A16        22,916.67           22,916.67                   -        5,000,000.00              -
      A17        10,416.67           10,416.67                   -        2,173,913.04              -
       X         55,691.67           55,691.67                   -      234,986,749.44              -
      PO                 -            9,266.65                   -        4,122,587.79              -
      AR                 -                   -                   -                   -              -
------------------------------------------------------------------------------------------------------
       M         32,258.04           68,343.28                   -        6,696,027.51              -
      B1         14,336.91           30,374.79                   -        2,976,012.23              -
      B2          8,363.20           17,718.63                   -        1,736,007.13              -
      B3          4,778.97           10,124.93                   -          992,004.08              -
      B4          3,584.23            7,593.70                   -          744,003.06              -
      B5          4,779.01           10,125.01                0.02          992,013.41           0.02
------------------------------------------------------------------------------------------------------
    Totals    2,409,579.51        6,909,062.50                0.02      490,878,526.21           0.02
------------------------------------------------------------------------------------------------------

                                               Principal Distribution Detail
---------------------------------------------------------------------------------------------------------------------------------
                                    Original            Beginning          Scheduled                               Unscheduled
                                   Certificate         Certificate          Principal               Accretion        Principal
     Class         Cusip             Balance             Balance           Distribution             Principal       Adjustments
---------------------------------------------------------------------------------------------------------------------------------
      A1         12669D2A5         1,457,000.00        1,113,825.65          337,286.31                 -                  -
      A2         12669D2B3        30,000,000.00       30,000,000.00                   -                 -                  -
      A3         12669D2C1        81,903,600.00       81,903,600.00                   -                 -                  -
      A4         12669D2D9         7,388,000.00        7,388,000.00                   -                 -                  -
      A5         12669D2E7         2,462,000.00        2,462,000.00                   -                 -                  -
      A6         12669D2F4        54,602,400.00       54,602,400.00                   -                 -                  -
      A7         12669D2G2        54,602,400.00       54,602,400.00                   -                 -                  -
      A8         12669D2H0        90,000,000.00       89,425,281.75          706,062.71                 -                  -
      A9         12669D2J6        79,712,000.00       76,451,880.65        3,062,978.37                 -                  -
      A10        12669D2K3        25,000,000.00       24,686,919.32          307,708.98                 -                  -
      A11        12669D2L1        10,000,000.00       10,000,000.00                   -                 -                  -
      A12        12669D2M9        37,772,000.00       37,772,000.00                   -                 -                  -
      A13        12669D2N7         1,228,000.00        1,228,000.00                   -                 -                  -
      A14        12669D2P2        10,000,000.00       10,000,000.00                   -                 -                  -
      A15        12669D2Q0        45,000,000.00       45,000,000.00                   -                 -                  -
      A16        12669D2R8         5,000,000.00        5,000,000.00                   -                 -                  -
      A17        12669D2S6         2,173,913.00        2,173,913.04                   -                 -                  -
       X         12669D7N2       239,627,666.00      236,556,363.20                   -                 -                  -
      PO         12669D2T4         4,224,890.59        4,131,854.44            9,266.65                 -                  -
      AR         12669D2U1               100.00                   -                   -                 -                  -
---------------------------------------------------------------------------------------------------------------------------------
       M         12669D2V9         6,750,000.00        6,732,112.75           36,085.24                 -                  -
      B1         12669D2W7         3,000,000.00        2,992,050.11           16,037.88                 -                  -
      B2         12669D2X5         1,750,000.00        1,745,362.57            9,355.43                 -                  -
      B3         12669D3W6         1,000,000.00          997,350.04            5,345.96                 -                  -
      B4         12669D3X4           750,000.00          748,012.53            4,009.47                 -                  -
      B5         12669D3Y2         1,000,009.41          997,359.42            5,346.00                 -                  -
---------------------------------------------------------------------------------------------------------------------------------
    Totals                       500,000,000.00      495,378,009.23        4,499,483.00                 -                  -
---------------------------------------------------------------------------------------------------------------------------------


                                   Principal Distribution Detail
------------------------------------------------------------------------------------------------------
                       Net                 Current        Ending             Ending
                    Principal             Realized      Certificate        Certificate
     Class        Distribution             Losses         Balance            Factor
------------------------------------------------------------------------------------------------------
      A1         337,286.31                   -          776,539.34       0.53297140574
      A2                  -                   -       30,000,000.00       1.00000000000
      A3                  -                   -       81,903,600.00       1.00000000000
      A4                  -                   -        7,388,000.00       1.00000000000
      A5                  -                   -        2,462,000.00       1.00000000000
      A6                  -                   -       54,602,400.00       1.00000000000
      A7                  -                   -       54,602,400.00       1.00000000000
      A8         706,062.71                   -       88,719,219.04       0.98576910044
      A9       3,062,978.37                   -       73,388,902.28       0.92067571104
      A10        307,708.98                   -       24,379,210.34       0.97516841374
      A11                 -                   -       10,000,000.00       1.00000000000
      A12                 -                   -       37,772,000.00       1.00000000000
      A13                 -                   -        1,228,000.00       1.00000000000
      A14                 -                   -       10,000,000.00       1.00000000000
      A15                 -                   -       45,000,000.00       1.00000000000
      A16                 -                   -        5,000,000.00       1.00000000000
      A17                 -                   -        2,173,913.04       1.00000002000
       X                  -                   -      234,986,749.44       0.98063280156
      PO           9,266.65                   -        4,122,587.79       0.97578569217
      AR                  -                   -                   -       0.00000000000
----------------------------------------------------------------------------------------
       M          36,085.24                   -        6,696,027.51       0.99200407557
      B1          16,037.88                   -        2,976,012.23       0.99200407557
      B2           9,355.43                   -        1,736,007.13       0.99200407557
      B3           5,345.96                   -          992,004.08       0.99200407557
      B4           4,009.47                   -          744,003.06       0.99200407557
      B5           5,346.00                0.02          992,013.41       0.99200407557
----------------------------------------------------------------------------------------
    Totals     4,499,483.00                0.02      490,878,526.21
----------------------------------------------------------------------------------------


                                                Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
                    Beginning               Pass              Accrued                 Cumulative                          Total
                   Certificate             Through            Optimal                   Unpaid           Deferred        Interest
   Class             Balance               Rate (%)           Interest                 Interest          Interest          Due
-----------------------------------------------------------------------------------------------------------------------------------
   A1             1,113,825.65            5.750000            5,337.08                    -                  -           5,337.08
    A2            30,000,000.00            5.750000          143,750.00                   -                  -         143,750.00
    A3            81,903,600.00            4.250000          290,075.25                   -                  -         290,075.25
    A4             7,388,000.00            5.750000           35,400.83                   -                  -          35,400.83
    A5             2,462,000.00            5.750000           11,797.08                   -                  -          11,797.08
    A6            54,602,400.00            1.670000           75,988.34                   -                  -          75,988.34
    A7            54,602,400.00            6.330000          288,027.66                   -                  -         288,027.66
    A8            89,425,281.75            5.750000          428,496.14                   -                  -         428,496.14
    A9            76,451,880.65            5.750000          366,331.93                   -                  -         366,331.93
    A10           24,686,919.32            5.750000          118,291.49                   -                  -         118,291.49
    A11           10,000,000.00            5.750000           47,916.67                   -                  -          47,916.67
    A12           37,772,000.00            5.750000          180,990.83                   -                  -         180,990.83
    A13            1,228,000.00            5.750000            5,884.17                   -                  -           5,884.17
    A14           10,000,000.00            5.750000           47,916.67                   -                  -          47,916.67
    A15           45,000,000.00            5.500000          206,250.00                   -                  -         206,250.00
    A16            5,000,000.00            5.500000           22,916.67                   -                  -          22,916.67
    A17            2,173,913.04            5.750000           10,416.67                   -                  -          10,416.67
     X           236,556,363.20            0.282512           55,691.67                   -                  -          55,691.67
    PO             4,131,854.44            0.000000                   -                   -                  -                  -
    AR                        -            5.750000                   -                   -                  -                  -
-----------------------------------------------------------------------------------------------------------------------------------
     M             6,732,112.75            5.750000           32,258.04                   -                  -          32,258.04
    B1             2,992,050.11            5.750000           14,336.91                   -                  -          14,336.91
    B2             1,745,362.57            5.750000            8,363.20                   -                  -           8,363.20
    B3               997,350.04            5.750000            4,778.97                   -                  -           4,778.97
    B4               748,012.53            5.750000            3,584.23                   -                  -           3,584.23
    B5               997,359.42            5.750000            4,779.01                   -                  -           4,779.01
-----------------------------------------------------------------------------------------------------------------------------------
  Totals         495,378,009.23                            2,409,579.51                   -                  -       2,409,579.51
-----------------------------------------------------------------------------------------------------------------------------------


                      Interest Distribution Detail
------------------------------------------------------------------------
                           Net               Unscheduled
                        Prepayment            Interest        Interest
   Class               Int Shortfall         Adjustment         Paid
------------------------------------------------------------------------
   A1                         -                   -            5,337.08
    A2                        -                   -          143,750.00
    A3                        -                   -          290,075.25
    A4                        -                   -           35,400.83
    A5                        -                   -           11,797.08
    A6                        -                   -           75,988.34
    A7                        -                   -          288,027.66
    A8                        -                   -          428,496.14
    A9                        -                   -          366,331.93
    A10                       -                   -          118,291.49
    A11                       -                   -           47,916.67
    A12                       -                   -          180,990.83
    A13                       -                   -            5,884.17
    A14                       -                   -           47,916.67
    A15                       -                   -          206,250.00
    A16                       -                   -           22,916.67
    A17                       -                   -           10,416.67
     X                        -                   -           55,691.67
    PO                        -                   -                   -
    AR                        -                   -                   -
------------------------------------------------------------------------
     M                        -                   -           32,258.04
    B1                        -                   -           14,336.91
    B2                        -                   -            8,363.20
    B3                        -                   -            4,778.97
    B4                        -                   -            3,584.23
    B5                        -                   -            4,779.01
------------------------------------------------------------------------
  Totals                      -                   -        2,409,579.51
------------------------------------------------------------------------

                                               Current Payment Information
                                                    Factors per $1,000
--------------------------------------------------------------------------------------------------------------------------------
                           Original         Beginning Cert.                                        Ending Cert.         Pass
                          Certificate         Notional           Principal         Interest          Notional         Through
 Class      Cusip          Balance            Balance           Distribution     Distribution         Balance         Rate (%)
--------------------------------------------------------------------------------------------------------------------------------
   A1      12669D2A5      1,457,000.00       764.465098696      231.493692958      3.663061931       532.971405738     5.750000
   A2      12669D2B3     30,000,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000     5.750000
   A3      12669D2C1     81,903,600.00      1000.000000000        0.000000000      3.541666667      1000.000000000     4.250000
   A4      12669D2D9      7,388,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000     5.750000
   A5      12669D2E7      2,462,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000     5.750000
   A6      12669D2F4     54,602,400.00      1000.000000000        0.000000000      1.391666667      1000.000000000     1.670000
   A7      12669D2G2     54,602,400.00      1000.000000000        0.000000000      5.275000000      1000.000000000     6.330000
   A8      12669D2H0     90,000,000.00       993.614241667        7.845141222      4.761068241       985.769100444     5.750000
   A9      12669D2J6     79,712,000.00       959.101272671       38.425561636      4.595693598       920.675711035     5.750000
   A10     12669D2K3     25,000,000.00       987.476772747       12.308359009      4.731659536       975.168413738     5.750000
   A11     12669D2L1     10,000,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000     5.750000
   A12     12669D2M9     37,772,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000     5.750000
   A13     12669D2N7      1,228,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000     5.750000
   A14     12669D2P2     10,000,000.00      1000.000000000        0.000000000      4.791666667      1000.000000000     5.750000
   A15     12669D2Q0     45,000,000.00      1000.000000000        0.000000000      4.583333333      1000.000000000     5.500000
   A16     12669D2R8      5,000,000.00      1000.000000000        0.000000000      4.583333333      1000.000000000     5.500000
   A17     12669D2S6      2,173,913.00      1000.000020000        0.000000000      4.791666763      1000.000020000     5.750000
    X      12669D7N2    239,627,666.00       987.183020845        0.000000000      0.232409185       980.632801556     0.282512
   PO      12669D2T4      4,224,890.59       977.979039216        2.193347050      0.000000000       975.785692166     0.000000
   AR      12669D2U1            100.00         0.000000000        0.000000000      0.000000000         0.000000000     5.750000
--------------------------------------------------------------------------------------------------------------------------------
   M      12669D2V9      6,750,000.00       997.350037214        5.345961643      4.778968928       992.004075571     5.750000
   B1      12669D2W7      3,000,000.00       997.350037214        5.345961643      4.778968928       992.004075571     5.750000
   B2      12669D2X5      1,750,000.00       997.350037214        5.345961643      4.778968928       992.004075571     5.750000
   B3      12669D3W6      1,000,000.00       997.350037214        5.345961643      4.778968928       992.004075571     5.750000
   B4      12669D3X4        750,000.00       997.350037214        5.345961643      4.778968928       992.004075571     5.750000
   B5      12669D3Y2      1,000,009.41       997.350037214        5.345944950      4.778968928       992.004075571     5.750000
--------------------------------------------------------------------------------------------------------------------------------
 Totals                 500,000,000.00       990.756018460        8.998966000      4.819159020       981.757052420
--------------------------------------------------------------------------------------------------------------------------------

                                   THE BANK OF NEW YORK
101 Barclay Street, 8 West
New York, NY 10286
Officer:       Courtney Bartholomew     212 815-3236
Associate:     Sean O'Connell           212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                         Atlernative Loan Trust 2003-4CB
                                 Series 2003-10

Pool Level Data
Distribution Date                                                                                                     5/25/2003
Cut-off Date                                                                                                           3/1/2003
Determination Date                                                                                                     5/1/2003
Accrual Period 30/360                               Begin                                                              4/1/2003
                                                    End                                                                5/1/2003
Number of Days in 30/360 Accrual Period                                                                                      30

----------------------------------------------------------------------------------------------------------
                                      Collateral Information
----------------------------------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                             500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                495,378,009.22
Ending Aggregate Pool Stated Principal Balance                                                                   490,878,526.20

Beginning Aggregate Certificate Stated Principal Balance                                                         495,378,009.22
Ending Aggregate Certificate Stated Principal Balance                                                            490,878,526.20

Beginning Aggregate Loan Count                                                                                             1067
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               7
Ending Aggregate Loan Count                                                                                                1060

Beginning Weighted Average Loan Rate (WAC)                                                                            6.100084%
Ending Weighted Average Loan Rate (WAC)                                                                               6.099942%

Beginning Net Weighted Average Loan Rate                                                                              5.836947%
Ending Net Weighted Average Loan Rate                                                                                 5.836770%

Weighted Average Maturity (WAM) (Months)                                                                                    353

Servicer Advances                                                                                                             -

Aggregate Pool Prepayment                                                                                          1,858,280.85
Pool Prepayment Rate                                                                                                 4.4329 CPR

----------------------------------------------------------------------------------------------------------
                                          Certificate Information
----------------------------------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                97.1068990002%
Senior Prepayment Percentage                                                                                    100.0000000000%

Subordinate Percentage                                                                                            2.8931009998%
Subordinate Prepayment Percentage                                                                                 0.0000000000%

Certificate Account

Beginning Balance                                                                                                             -

Deposit
Payments of Interest and Principal                                                                                 7,013,973.91
Liquidation Proceeds                                                                                                          -
All Other Proceeds                                                                                                            -
Other Amounts                                                                                                                 -
Total Deposits                                                                                                     7,013,973.91

Withdrawals
Reimbursement of Servicer Advances                                                                                            -
Payment of Master Servicer Fees                                                                                      103,203.75
Payment of Sub Servicer Fees                                                                                           1,707.66
Payment of Other Fees                                                                                                         -
Payment of Insurance Premium(s)                                                                                               -
Payment of Personal Mortgage Insurance                                                                                 1,707.66
Other Permitted Withdrawal per the Pooling and Service Agreement                                                              -
Payment of Principal and Interest                                                                                  6,909,062.50
Total Withdrawals                                                                                                  7,015,681.58

Ending Balance                                                                                                                -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                     -
Compensation for Gross PPIS from Servicing Fees                                                                               -
Other Gross PPIS Compensation                                                                                                 -
Total Net PPIS (Non-Supported PPIS)                                                                                           -

Master Servicing Fees Paid                                                                                           103,203.75
Insurance Premium(s) Paid                                                                                                     -
Personal Mortgage Insurance Fees Paid                                                                                  1,707.66
Other Fees Paid                                                                                                               -
Total Fees                                                                                                           104,911.42


----------------------------------------------------------------------------------------------------------
                                           Delinquency Information
----------------------------------------------------------------------------------------------------------
Group 1

Delinquency                                            30-59 Days    60-89 Days            90+ Days                Totals
Scheduled Principal Balance                            427,000.00             -                   -            427,000.00
Percentage of Total Pool Balance                        0.086987%     0.000000%           0.000000%             0.086987%
Number of Loans                                                 1             0                   0                     1
Percentage of Total Loans                               0.094340%     0.000000%           0.000000%             0.094340%

Foreclosure
Scheduled Principal Balance                                                                                             -
Percentage of Total Pool Balance                                                                                0.000000%
Number of Loans                                                                                                         0
Percentage of Total Loans                                                                                       0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                             -
Percentage of Total Pool Balance                                                                                0.000000%
Number of Loans                                                                                                         0
Percentage of Total Loans                                                                                       0.000000%

REO
Scheduled Principal Balance                                                                                             -
Percentage of Total Pool Balance                                                                                0.000000%
Number of Loans                                                                                                         0
Percentage of Total Loans                                                                                       0.000000%

Book Value of all REO Loans                                                                                             -
Percentage of Total Pool Balance                                                                                0.000000%

Current Realized Losses                                                                                                 -
Additional Gains (Recoveries)/Losses                                                                                    -
Total Realized Losses                                                                                                   -

----------------------------------------------------------------------------------------------------------
                              Subordination/Credit Enhancement Information
----------------------------------------------------------------------------------------------------------

Protection                                                                               Original               Current
Bankruptcy Loss                                                                        100,000.00            100,000.00
Bankruptcy Percentage                                                                   0.020000%             0.020372%
Credit/Fraud Loss                                                                    5,000,000.00          5,000,000.00
Credit/Fraud Loss Percentage                                                            1.000000%             1.018582%
Special Hazard Loss                                                                  5,000,000.00          4,953,780.09
Special Hazard Loss Percentage                                                          1.000000%             1.009166%

Credit Support                                                                           Original               Current
Class A                                                                            485,749,990.59        476,742,458.79
Class A Percentage                                                                     97.149998%            97.120251%

Class M                                                                              6,750,000.00          6,696,027.51
Class M Percentage                                                                      1.350000%             1.364091%

Class B1                                                                             3,000,000.00          2,976,012.23
Class B1 Percentage                                                                     0.600000%             0.606262%

Class B2                                                                             1,750,000.00          1,736,007.13
Class B2 Percentage                                                                     0.350000%             0.353653%

Class B3                                                                             1,000,000.00            992,004.08
Class B3 Percentage                                                                     0.200000%             0.202087%

Class B4                                                                               750,000.00            744,003.06
Class B4 Percentage                                                                     0.150000%             0.151566%

Class B5                                                                             1,000,009.41            992,013.41
Class B5 Percentage                                                                     0.200002%             0.202089%